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                                                                       EXHIBIT 2

                             JOINT FILING AGREEMENT


         The undersigned, and each of them, do hereby agree and consent to the filing of a single statement on behalf of all of them on Schedule 13D and amendments thereto, in accordance with the provisions of Rule 13d-1(f)(1) of the Securities Exchange Act of 1934, as amended.

Dated:   August 21, 1998

                                     AC HUMKO CORP.



                                     By:  /s/  Wayne Briesemeister
                                          --------------------------------------
                                               Wayne Briesemeister,
                                               Vice President


                                     THE GARFIELD WESTON
                                        CHARITABLE FOUNDATION


                                     By:  /s/  Garfield Howard Weston
                                          --------------------------------------
                                               Garfield Howard Weston,
                                               Director